Exhibit 99.2

PRESS RELEASE
For Immediate Distribution	Contact: Intrepid Potash, Inc.
William I. Kent
Phone: 303-296-3006

Intrepid Potash, Inc. to Proceed with Langbeinite Recovery Improvement Project

Denver, Colorado; May 4, 2010 — Intrepid Potash, Inc. (“Intrepid”) (NYSE:IPI) announced its decision today to move forward with the Langbeinite Recovery Improvement Project which is designed to increase Intrepid’s recovery of langbeinite to approximately 50 percent, while, at the same time, reducing process water usage and providing the flexibility to allow Intrepid to sell all of the production into the granular market.  Langbeinite (sulfate of potash magnesia) is a specialty fertilizer that contains potassium, magnesium and sulfur, and is low in chlorides.  Intrepid markets langbeinite under the name of TrioTM and Intrepid Trio®.

“The Langbeinite Recovery Improvement Project is an important step forward for Intrepid,” commented Bob Jornayvaz, Intrepid’s CEO.  “In 2005, we took the first step to develop this valuable asset by building a langbeinite recovery plant that was designed to recover approximately 35 percent of the langbeinite from the ore we mine at our East mine.  The Langbeinite Recovery Improvement Project is the next step in this process and should allow us to increase our recoveries to approximately 50 percent of the langbeinite in the ore with a plant sized to accommodate additional throughput from mine expansions.  As part of this project, we are investing in a granulation plant to allow us the flexibility to granulate all of our standard sized product if market conditions warrant and have it available for sale into the growing granular market.”

The final engineering will commence in May 2010, followed by construction, with completion and operation of the project expected by the end of 2011.  The total capital investment for this project is expected to be between $85 and $90 million.  Included in this range is $3 million that has already been invested in engineering-related services.  Our project plan estimates that we will invest approximately $35 million in the project during the remainder of 2010, and the balance in 2011.

Intrepid is the largest producer of potash in the U.S. and is dedicated to the production and marketing of potash and Trio™.  Intrepid owns five active potash production facilities — three in New Mexico and two in Utah.

Intrepid routinely posts important information about its business on its website under the Investor Relations tab.  The website address for Intrepid is www.intrepidpotash.com.

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Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized.  These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements.  These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine and the further development of our langbeinite recovery assets; changes in the prices of our raw materials, including but not limited to the price of natural gas and power; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations, and the enforcement of such regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; disruption in credit markets; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission.  All amounts presented in this press release are unaudited and subject to change, and ranges have been provided for such reason.  Please refer to those filings for more information on these risk factors.  These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.